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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Cambridge Heart, Inc.;

  We hereby consent to the use in this Registration Statement on Forms S-2 of our report dated February 10, 1999, relating to the financial statements of Cambridge Heart, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

Boston, Massachusetts
December 14, 1999